EXHIBIT 3.1.2

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 07:31 PM 02/26/2013
                                                     FILED 07:31 PM 02/26/2013
                                                   SRV 130236995 - 4920890 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

Retail Spicy Gourmet, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Retail Spicy Gourmet, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for consideration thereof and consent thereto by a majority in interest of the stockholders of the corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

     The name of the corporation shall be: Golden Edge Entertainment, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, written consents for the above amendment were obtained from a majority in interest of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 26th day of February, 2013.


By: /s/ Daniel Masters
   -------------------------------
   Secretary